                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             MAC-GRAY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             MAC-GRAY CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             MAC-GRAY CORPORATION
                                22 Water Street
                        Cambridge, Massachusetts 02141

                                                                 April 14, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Mac-Gray Corporation (the "Company") to be held on Wednesday, May 24, 2000 at 9:00 a.m., local time, at the Goodwin, Procter & Hoar llp Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109 (the "Annual Meeting").

  The Annual Meeting has been called for the purpose of (i) electing two Directors to hold office until the annual meeting of stockholders to be held in 2003, and (ii) voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  After the formal portion of the Annual Meeting, there will be an informal session for the purpose of presenting a brief report on the Company and responding to your questions.

  The Board of Directors has fixed the close of business on March 30, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the two nominees of the Board of Directors of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Very truly yours,

                                          Stewart G. MacDonald
                                          Chairman of the Board and
                                          Chief Executive Officer

                             MAC-GRAY CORPORATION
                                22 Water Street
                        Cambridge, Massachusetts 02141
                                (617) 492-4040

                               ----------------

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held on Wednesday, May 24, 2000

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mac-Gray Corporation (the "Company") will be held on Wednesday, May 24, 2000 at 9:00 a.m., local time, at the Goodwin, Procter & Hoar llp Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109 (together with adjournments or postponements thereof, the "Annual Meeting") for the purpose of considering and voting upon:

  1. The election of two Directors to hold office until the annual meeting of stockholders to be held in 2003 and until his successor is duly elected and qualified; and

  2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 30, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Michael J. Shea
                                          Secretary

Cambridge, Massachusetts
April 14, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             MAC-GRAY CORPORATION
                                22 Water Street
                        Cambridge, Massachusetts 02141
                                (617) 492-4040

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Wednesday, May 24, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mac-Gray Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 24, 2000 at 9:00 a.m., local time, at the Goodwin, Procter & Hoar llp Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109, (together with any adjournments or postponements thereof, the "Annual Meeting").

  At the Annual Meeting, all of the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two Directors to hold office until the annual meeting of stockholders to be held in 2003 and until his successor is elected and qualified; and

    2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Notice of the Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 14, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 30, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,630,874 shares of the Company's Common Stock outstanding and entitled to vote at the Annual Meeting and 189 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting. Unless otherwise indicated, references to the Company in this Proxy Statement include its various subsidiaries.

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may only be cast in favor of or withheld from each nominee; abstentions, broker non-votes or votes that are otherwise withheld will be excluded entirely from the vote and will have no effect.

  Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted

"FOR" the election of the two nominees for Directors listed in this Proxy Statement. It is not anticipated that any other matters will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

  The Annual Report of the Company for the fiscal year ended December 31, 1999 (the "Annual Report") is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

Nominees

  The Board of Directors of the Company consists of five members and is divided into three classes, with two Directors in Class I, one Director in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, two Class III Directors will be elected to serve until the 2003 annual meeting of stockholders and until a successor is duly elected and qualified. The Board of Directors has nominated Eugene B. Doggett and Stewart G. MacDonald for re-election as Class III Directors. Certain information with respect to the persons nominated by the Board of Directors for election as Directors is shown below under "Information Regarding Directors/Nominees." Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of the nominees. Mr. Doggett and Mr. MacDonald agreed to stand for re-election and to serve if re-elected as Directors. However, if any person nominated by the Board of Directors fails to stand for re-election or is unable to accept re-election, then proxies not marked to the contrary will be voted in favor of the election of such other person as the Board of Directors may recommend.

Vote Required For Approval

  A quorum being present, election of Directors of the Company is determined by a plurality of the votes cast in person or by proxy at the Annual Meeting.

  The Board of Directors of the Company recommends that the Company's stockholders vote "FOR" the election of the two nominees of the Board of Directors as Directors of the Company.

                   INFORMATION REGARDING DIRECTORS/NOMINEES

Meetings of Board of Directors and Committees

  During the fiscal year ended December 31, 1999 ("Fiscal 1999"), the Board of Directors of the Company held 5 meetings. Each Director who was a Director during Fiscal 1999 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which such Director served.

  The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee, which consists of Mr. Doggett, Chairman, and Jerry A. Schiller, held three meetings during Fiscal 1999. The Audit Committee recommends to the Board of Directors the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence.

  The Compensation Committee, which consists of Mr. Schiller, Chairman, William M. Crozier, Jr. and John P. Leydon, held three meetings during Fiscal 1999. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for all directors and executive officers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company. The Compensation Committee also determines the number of options to be granted or shares of the Company's Common Stock to be issued to eligible persons under the Company's 1997 Stock Option and Incentive Plan (the "1997 Stock Plan") and prescribes the terms and provisions of each grant made under the 1997 Stock Plan. In addition, the Compensation Committee interprets the 1997 Stock Plan and grants thereunder, and establishes, amends and revokes rules and regulations for administration of the 1997 Stock Plan.

  The Board of Directors does not have a nominating committee.

Compensation of Directors

  Directors who are also employees of the Company do not receive compensation for their services on the Board of Directors or any committee thereof. Each Director who is not an employee of the Company (an "Independent Director") receives (i) an annual fee of $12,000, paid on a quarterly basis, 50% in shares of the Company's Common Stock and 50% in cash, shares of the Company's Common Stock or any combination thereof at the discretion of the Director and
(ii) an additional fee of $500 per meeting of the Board of Directors. Under the 1997 Stock Plan, each newly elected Independent Director is also entitled to receive an initial grant of an option to purchase 1,000 shares of the Company's Common Stock upon his or her election to the Board of Directors, and each Independent Director who is serving as a Director on the fifth business day after each annual meeting of stockholders will automatically be granted an option to purchase 1,000 shares of the Company's Common Stock. All options granted to Independent Directors under the 1997 Stock Plan are exercisable upon grant at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and shall terminate upon the tenth anniversary of the date of grant.

  All Directors are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

  Set forth below is certain information regarding the Directors of the Company, including the Class III Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        Director
       Name                                                         Age  Since
       ----                                                         --- --------
     Class I
     John P. Leydon................................................  67   1997
     William M. Crozier, Jr. ......................................  67   1999

     Class II
     Jerry A. Schiller.............................................  67   1997

     Class III
     Stewart G. MacDonald*.........................................  50   1983
     Eugene B. Doggett*............................................  63   1997

   --------
   * Nominee for election.

  Stewart G. MacDonald serves as Chairman of the Board and Chief Executive Officer and has served as a Director of the Company since 1983. Mr. MacDonald served the Company in various executive capacities from 1989 until his election as Chairman of the Board in 1992. Mr. MacDonald is the fourth member of the Company's founding families to lead the organization. He received his B.A. from the University of Wisconsin.

  John P. Leydon has been a Director of the Company since April 1997. Mr. Leydon has been a vice president and the Chief Financial Officer of Pacific Packaging Products, Inc. since December 1996. From 1983 to 1996, Mr. Leydon was a partner at Leydon & Gallagher, a certified public accounting firm. Mr. Leydon received his B.S. in Business Administration from Boston College, his M.B.A. from Babson College and his M.S. in Taxation from Bentley College.

  Jerry A. Schiller has been a Director of the Company since April 1997. Mr. Schiller has been a private investor and consultant since 1993. Mr. Schiller received his B.S. in Business Administration and Accounting from Augustana College.

  Eugene B. Doggett has been a Director of the Company since October 1997. Mr. Doggett is a Director of Iron Mountain Incorporated ("Iron Mountain"), a publicly traded records management company. From 1987 until June 1997, Mr. Doggett was also Chief Financial Officer of Iron Mountain. Prior to joining Iron Mountain, Mr. Doggett had extensive experience in commercial and investment banking, as well as financial and general management experience at senior levels. He holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

  William M. Crozier, Jr. has been a Director of the Company since April 1999. From 1996 until 1997, Mr. Crozier was Chairman of the Board of BankBoston Corporation. From 1974 until 1996, Mr. Crozier was Chairman of the Board and Chief Executive Officer of BayBanks, Inc. Mr. Crozier received his B.A. in Economics from Yale University and his M.B.A. from Harvard Business School.

  There are no family relationships among any of the Directors and executive officers of the Company except that Eugene B. Doggett is the uncle of Cynthia
V. Doggett, Stewart G. MacDonald's wife.

                   INFORMATION REGARDING EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

              Name             Age Position
              ----             --- --------
   Stewart G. MacDonald.......  50 Chairman and Chief Executive Officer
                                   Executive Vice President and Chief Operating
   Neil F. MacLellan, III.....  40 Officer
   Michael J. Shea............  50 Executive Vice President, Chief Financial
                                   Officer, Treasurer and Secretary

  The biography of Mr. MacDonald is set forth above.

  Neil F. MacLellan, III has been with the Company since 1985 and has served as Executive Vice President since December 1995 and as Chief Operating Officer since November 1998. From January 1991 through December 1995, Mr. MacLellan served as the Company's Director of Finance and Administration and from March 1985 through January 1991, Mr. MacLellan served as Controller of the Company. Mr. MacLellan received his B.S. in Accounting from Bentley College.

  Michael J. Shea has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1998. In April 1999, Mr. Shea was elected Secretary of the Company. From April 1998 to November 1998, Mr. Shea served as Senior Vice President and Chief Financial Officer of Professional Dental Associates, Inc. From March 1997 through April 1998, Mr. Shea served as Chief Financial Officer of Auto Palace, Inc., currently a division of Auto Zone. From September 1995 through February 1997, Mr. Shea served as Executive Vice President and Chief Financial Officer of Grossman's, Inc., which filed for protection under federal bankruptcy laws in April 1997. Mr. Shea is a Certified Public Accountant and received his B.A. from Stonehill College and his M.B.A. from Babson College.

  Each of the executive officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to the Company's Chief Executive Officer and the other executive officers named in the tables below (the "Named Executive Officers"). Other than the Named Executive Officers, no other officer of the Company who held office as of December 31, 1999 met the definition of "highly compensated" within the meaning of the Security and Exchange Commission's executive compensation disclosure rules for this period. Information with respect to other persons is not required to be disclosed under the rules and regulations of the Securities and Exchange Commission.

Summary Compensation Table

  The following table shows for each of the last three fiscal years compensation paid by the Company to the Chief Executive Officer and the Named Executive Officers.

                                                        Long-Term
                                                       Compensation
                                                          Awards
                                                       ------------
                               Annual Compensation
                            --------------------------  Securities   All other
   Name and Principal                                   Underlying  Compensation
   Position                 Year Salary($) Bonus($)(1)  Options(#)     ($)(2)
   ------------------       ---- --------- ----------- ------------ ------------
Stewart G. MacDonald......  1999  275,000       --        50,000        3,000
 Chairman and Chief         1998  257,500       --           --         4,300
 Executive Officer          1997  176,596    30,000       14,870        5,349
Neil F. MacLellan, III....
 Executive Vice President   1999  185,000    22,500       25,000        4,200
 and                        1998  167,500       --           --        14,125
 Chief Operating Officer    1997  158,846    25,000        8,180       15,971
Michael J. Shea(3)........  1999  175,000    45,000          --         3,000
 Executive Vice President,  1998   14,135       --        89,980          --
 Chief Financial
 Officer, Treasurer and
 Secretary

--------
(1) Executive officers are eligible for annual cash bonuses. Such bonuses are based upon achievement of corporate and individual performance objectives determined by the Board of Directors. 1999 cash bonuses are paid to executives in 2000.

(2) Includes contributions made on the executive's behalf to the Company's profit sharing plan and, in the case of Mr. MacLellan, premiums paid by the Company for life insurance benefiting such executive's spouse.

(3) Mr. Shea was appointed Secretary in April 1999.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth information concerning the number and value of unexercised options to purchase shares of the Company's Common Stock held by the Chief Executive Officer and each of the Named Executive Officers who held such options at December 31, 1999. None of the Chief Executive Officer or the Named Executive Officers exercised any stock options during Fiscal 1999.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                              Number of Securities
                             Underlying Unexercised     Value of Unexercised
                                   Options at           In-the-Money-Options
                                December 31, 1999      at December 31, 1999(1)
                            ------------------------- -------------------------
   Name                     Exercisable Unexercisable Exercisable Unexercisable
   ----                     ----------- ------------- ----------- -------------
Stewart G. MacDonald.......   145,168      68,402         --           --
Neil F. MacLellan, III.....    77,352      37,628         --           --
Michael J. Shea............    13,497      76,483         --           --

--------
(1) These values have been calculated based upon the closing sale price of the Company's Common Stock, as reported by the NYSE, on December 31, 1999 ($3.813) less the applicable exercise price.

Option Grants in Last Fiscal Year

  The following table sets forth the options granted in Fiscal 1999 to the Chief Executive Officer and each of the Named Executive Officers.

                                    Individual Grants
                          --------------------------------------
                                                                     Potential Realizabel
                                                                       Value at Assumed
                                                                       Annual Rates of
                                                                         Share Price
                           Number of                                   Appreciation For
                            Shares    Percent of Total Exercise         Option Term(2)
                          Underlying  Options Granted   or Base  ----------------------------
                            Options     to Employees     Price   Expiration
          Name            Granted (#)  in Fiscal Year  ($/SH)(1)    Date     5% ($)  10% ($)
          ----            ----------- ---------------- --------- ---------- -------- --------
Stewart Gary MacDonald..    50,000          29.0%        $8.50    2/28/09   $267,280 $677,340
Neil F. MacLellan, III..    25,000          14.5%        $8.50    2/28/09   $133,640 $338,670
Michael J. Shea.........       --            --            --         --         --       --

--------
(1) All options were granted at fair market value based upon the closing sale price of the Company's Common Stock, as reported by the NYSE, on the date of grant (March 1, 1999).

(2) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates from the exercise price of 5% and 10% over the full 10-year term of the options. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future prices of the Company's Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the option holders' continued employment through the option period and the date on which the options are exercised.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  The Compensation Committee, which consists of Messrs. Schiller, Chairman, Leydon and Crozier reviews and recommends to the Board of Directors the compensation arrangements for all directors and executive officers and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company.

  In addition, the Compensation Committee determines the number of options to be granted or shares of the Company's Common Stock to be issued to eligible persons under the Company's 1997 Stock Plan and prescribes the terms and provisions of each grant made under the 1997 Stock Plan. The Compensation Committee interprets the 1997 Stock Plan and grants thereunder, and establishes, amends and revokes rules and regulations for administration of the 1997 Stock Plan.

General

  The compensation arrangements of the Company reflect the philosophy that the Company and its shareholders are best served by running the business with a long-term perspective, while striving to deliver consistently good annual results. Compensation arrangements are therefore designed to provide competitive financial rewards for successfully meeting the Company's larger strategic as well as annual operating objectives. The Company rewards the creation of sustainable long-term shareholder value. The Compensation Committee recognizes that there are not a significant number of comparable publicly traded companies in the Company's industry segments, and accordingly, did not arrange for an independent analysis of the competitive compensation structures in the industry segment.

Compensation Policies for Executive Officers

  The compensation of the Company's Chief Executive Officer and other executive officers is comprised of annual salary, cash and/or stock incentives based on annual and long-term performance of the Company.

  Base Salary. The Compensation Committee, in its discretion, determines the annual base salary and base salary adjustments for executive officers. Generally, salary adjustments for executive officers are determined by evaluating:

  .  competitive pay practices

  .  the performance of the Company

  . the performance of the executive officer including any change in the responsibilities assumed by the executive officer.

  The Compensation Committee believes that the base salaries are reasonable when compared with other companies.

  Cash Bonuses. The Company's objectives in awarding cash bonuses to executive officers are based upon individual performances and the Company's financial results. The objectives may include revenue growth objectives, pre-tax income objectives, and balance sheet strength objectives. By implementing a compensation structure composed of salary and a performance-related bonus, a significant portion of each executive officer's annual total cash compensation is placed at risk in order to provide an incentive toward sustained high performance. The Compensation Committee considered the compensation that the executive officers received in the form of stock options in determining the appropriate cash bonus for each executive officer.

  Stock Options. Stock option grants are designed to attract and retain employees who can make significant contributions to the Company's success, reward employees for such significant contributions, and give employees a longer-term incentive to increase shareholder value. Because an optionee will benefit only if Mac-Gray's stock price increases over time, options are considered to be an effective means of linking executive pay with the creation of shareholder wealth.

  The size and frequency of stock option grants are determined by the Compensation Committee in its discretion, taking into account the optionee's level of responsibility, the achievement of objectives, the implementation of key strategies, and/or the potential for positively influencing future results. The Compensation Committee may impose specific performance measures on stock option grants. The Compensation Committee also may grant stock options for executive recruitment and retention purposes, in amounts that the Compensation Committee, in its discretion, deems necessary and appropriate.

  To ensure that high levels of performance occur over the long term, stock options granted to executives typically have a life of ten years, vest over five years, and have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date. Any value received by an executive officer from a stock option grant depends entirely on increases in the price of the Company's Common Stock.

  In addition to the executive officers, 66 other officers, managers and employees of the Company had options outstanding as of December 31, 1999

  Other Compensation. The Company provides executive officers and management with health, retirement and other benefits under plans that are generally available to the Company's employees.

  Compensation of the Chief Executive Officer. Mr. MacDonald received an annual base salary of $275,000 and a grant of 50,000 stock options for the Company's Common Stock for Fiscal 1999. Mr. MacDonald currently beneficially owns approximately 16% of the Company's outstanding Common Stock.

Compensation Committee of the Board of Directors

Jerry A. Schiller, Chairman
William M. Crozier, Jr.
John P. Leydon

Compensation Committee Interlocks and Insider Participation

  All executive officer compensation decisions are made by the Compensation Committee, which is comprised of independent, non-interlocking directors. The Compensation Committee reviews and makes recommendations regarding the compensation for directors and executive officers of Mac-Gray, including salaries and bonuses. The members of the Compensation Committee are Messrs. Schiller, Chairman, Crozier and Leydon.

Stockholder Return Performance Graph

  Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock from October 17, 1997, the date on which the Company's Common Stock was first publicly traded, through December 31, 1999, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of the S&P 500 Index and the Russell 2000 Index. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the S&P 500 Index and the Russell 2000 Index on October 17, 1997. The comparisons in this line graph are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.

                                 [LINE GRAPH]

                                           Cumulative Total Return
                              --------------------------------------------------
                              October 17, December 31, December 31, December 31,
                                1997(1)       1997         1998         1999
                              ----------- ------------ ------------ ------------
   Mac-Gray Corporation......   100.00       112.61        81.98        27.48
   Russell 2000 Index(2).....   100.00       101.09        98.26       117.51
   S&P 500 Index.............   100.00       102.78       136.84       165.64

--------
(1) The beginning measurement point is established by the market close on October 17, 1997, the first day on which the Company's Common Stock was publicly traded.

(2) The Company has selected the Russell 2000 Index as a broad equity market index that includes companies whose equity securities are of a more comparable market capitalization than the S&P 500 Stock Index.

Employment Agreements with Executive Officers

  The Company is not a party to any employment agreements with any of its executive officers.

Certain Relationships and Related Transactions

  In January 1999, the Company repurchased 600,026 shares of its Common Stock from Jeffrey C. Huenink, a former member of the Board of Directors and a stockholder of the Company. The Company was obligated to repurchase such shares pursuant to an agreement entered into in connection with the Company's acquisition of Sun Services of America, Inc. in April 1997. Pursuant to such agreement, Mr. Huenink exercised his right to require the Company to repurchase such shares at a purchase price of $12.74 per share.

  Pursuant to a Stockholders' Agreement by and among the Company and certain of its stockholders dated June 26, 1997 (the "Stockholders' Agreement"), (i) each of Mr. Stewart G. MacDonald ("Mr. S. MacDonald"), Ms. Sandra E. MacDonald ("Ms. S. MacDonald"), Mr. Daniel W. MacDonald ("Mr. D. MacDonald," and collectively, the "MacDonalds") (and any assignees or trusts created by them or under which they are beneficiaries) received "piggy-back" and demand registration rights, (ii) each of the MacDonalds granted to and received rights of first offer to purchase shares of the Company's Common Stock offered for sale by another stockholder who is a party thereto and (iii) the MacDonalds granted to the Company rights of second offer to purchase such shares.

  In 1977, Mac-Gray Co. entered into an arrangement with the Company's co-founder and then Chief Executive Officer that provided his wife, Ms. Evelyn C. MacDonald ("Ms. E. MacDonald"), with an annual payment following his death. The Company, through its subsidiary, Mac-Gray Services, pays Ms. E. MacDonald, the mother of Mr. S. MacDonald, the Company's Chairman and Chief Executive Officer, a fixed amount of $104,000 per year pursuant to this arrangement, which is not evidenced by a comprehensive written agreement, and will continue to make such payments for the remainder of Ms. E. MacDonald's life.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 30, 2000 by (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, the Chief Executive Officer and each of the executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                 Shares
                                              Beneficially Percentage of Shares
          Name of Beneficial Owner(1)           Owned(2)    Beneficially Owned
          ---------------------------         ------------ --------------------
   Stewart G. MacDonald(3)(4)(5)............   2,046,844           16.0%
   Sandra E. MacDonald(3)(4)(6).............   3,182,850           25.2%
   Daniel W. MacDonald(3)(4)(7).............   2,122,600           16.8%
   Peter C. Bennett(3)(4)(8)................   1,700,000           13.5%
   R. Robert Woodburn, Jr.(3)(4)(9).........   1,700,000           13.5%
   Cynthia V. Doggett(3)(10)................   1,422,076           11.3%
   Richard G. MacDonald(3)(11)..............     477,750            3.8%
   Gilbert M. Roddy, Jr.(3)(12).............     580,000            4.6%
   Myron M. Kaplan(13)......................   1,878,900           14.9%
   Capital Group International, Inc.(14)....     788,500            6.2%
   Capital Guardian Trust Company(14).......     788,500            6.2%
   William M. Crozier, Jr.(15)..............       2,981              *
   Eugene B. Doggett (15)...................       5,565              *
   John P. Leydon (15)......................       5,632              *
   Jerry A. Schiller (15)...................       3,958              *
   Neil F. MacLellan, III(16)...............      79,852              *
   Michael J. Shea(17)......................      13,497              *
   All executive officers and directors as a
    group (7 persons).......................   2,158,329           16.7%

--------
  * less than 1%
 (1) Unless otherwise indicated, the mailing address for each stockholder and director is c/o Mac-Gray Corporation, 22 Water Street, Cambridge, MA 02141.
 (2) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares of the Company's Common Stock beneficially owned by a person, shares of the Company's Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of this Proxy Statement are deemed outstanding. As of March 30, 1999, a total of 12,630,874 shares of the Company's Common Stock were issued and outstanding.
 (3) The Company and certain stockholders of the Company, including The Evelyn
     C. MacDonald Family Trust for the benefit of Stewart G. MacDonald, The Evelyn C. MacDonald Family Trust for the benefit of Sandra E. MacDonald, The Evelyn C. MacDonald Family Trust for the benefit of Daniel W. MacDonald (each of these sub-trusts under The Evelyn C. MacDonald Family Trusts is referred to herein as a "Sub-Trust" and collectively as "Sub-Trusts"), Mr. S. MacDonald, Ms. S. MacDonald, Mr. D. MacDonald, The Stewart G. MacDonald 1984 Trust (the "SGM Trust"), The Daniel W. MacDonald Trust 1988 (the "DWM Trust"), the New Century Trust, The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997, The Robert C. MacDonald GST Trust-1997, The Whitney E. MacDonald Gift Trust, The Jonathan S. MacDonald Gift Trust, The Robert C. MacDonald Gift Trust, and Cynthia V. Doggett are parties to the Stockholders' Agreement. The Stockholders' Agreement gives the parties thereto rights of first offer to purchase shares offered for sale by another stockholder who is a party thereto, as well as providing the Company with rights of second offer to purchase such shares. As a result of the Stockholders' Agreement, each of the parties thereto may be deemed to beneficially own all of the issued and outstanding shares of the Company's Common Stock owned by the other parties thereto, although such beneficial ownership is not reflected in the table of shares beneficially owned.
 (4) Includes 1,700,000 shares of the Company's Common Stock held in trust pursuant to The Evelyn C. MacDonald Family Trusts (the "ECM Trust"), the grantor of which is Ms. E. MacDonald. The independent trustees (the "Independent Trustees") of the ECM Trust are Peter C. Bennett ("Mr. Bennett") and R. Robert Woodburn, Jr. ("Mr. Woodburn"). In addition, each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald are trustees of the individual Sub-Trust under the ECM Trust of which such individual is a beneficiary. 566,667 shares of the Company's Common Stock held by the ECM Trust are held in a Sub-Trust for the benefit of Mr. S. MacDonald, 566,667 shares of the Company's Common Stock held by the ECM Trust are held in a Sub-Trust for the benefit of Ms. S. MacDonald, and 566,667 shares of the Company's Common Stock held by the ECM Trust are held in a Sub-Trust for the benefit of Mr. D. MacDonald. The Independent Trustees have voting power over the shares held by the ECM Trust and the Sub-Trusts, and may be deemed to have beneficial ownership of such shares of the Company's Common Stock. The three trustees of each Sub-Trust (including each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald as to their own respective Sub-Trust) generally have the shared power to dispose of the shares of the Company's Common Stock attributed to such Sub-Trust and, therefore, may be deemed to have beneficial ownership of the shares of the Company's Common Stock held by such Sub-Trust.
 (5) Includes (i) 655,000 shares of the Company's Common Stock held by the SGM Trust, of which Mr. S. MacDonald serves as co-trustee and is sole beneficiary, (ii) 580,000 shares of the Company's Common Stock held by the New Century Trust, of which Mr. S. MacDonald is the grantor, and
     (iii) 566,667 shares of the Company's Common Stock held by the ECM Trust for the benefit of Mr. S. MacDonald, of which Mr. S. MacDonald serves as co-trustee and is the beneficiary. Mr. S. MacDonald, may replace the shares of the Company's Common Stock held by the New Century Trust at any time with property of equivalent value and therefore may be deemed to beneficially own all such shares of the Company's Common Stock. Mr. S. MacDonald disclaims beneficial ownership of such shares of the Company's Common Stock. Mr. S. MacDonald holds options to purchase up to 213,570 shares of the Company's Common Stock, 145,168 of which are exercisable within 60 days and included in shares beneficially owned.
 (6) Includes (i) 148,800 shares of the Company's Common Stock held by The Whitney E. MacDonald GST Trust-1997, (ii) 148,800 shares of the Company's Common Stock held by The Jonathan S. MacDonald GST Trust-1997, (iii) 148,800 shares of the Company's Common Stock held by The Robert C. MacDonald GST Trust-1997, (iv) 566,667 shares held by the ECM Trust for the benefit of Ms. S. MacDonald, of which Ms. S. MacDonald serves as co-trustee and is the beneficiary, (v) 500,000 shares of the Company's Common Stock held by The MacDonald Annuity Trust, of which Ms. S. MacDonald serves as trustee and is the beneficiary, and (vi) 1,100,000 shares of the Company's Common Stock held by the DWM Trust, of which Ms.
     S. MacDonald serves as co-trustee. Richard G. MacDonald ("Mr. R. MacDonald") is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, The MacDonald Annuity Trust and the DWM Trust) and may be deemed to beneficially own all of such shares of the Company's Common Stock. The shares held by each of The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997 and The Robert C. MacDonald GST Trust-1997 (collectively, the "GST Trusts") may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares of the Company's Common Stock. Ms. S. MacDonald disclaims beneficial ownership of the shares of the Company's Common Stock held by the GST Trusts and the 1,100,000 shares of the Company's Common Stock held by the DWM Trust.
 (7) Includes (i) 1,100,000 shares of the Company's Common Stock held by the DWM Trust, of which Mr. D. MacDonald is co-trustee and sole beneficiary, and (ii) 566,667 shares of the Company's Common Stock held by the ECM Trust for the benefit of Daniel W. MacDonald, of which Mr. D. MacDonald serves as co-trustee and is the beneficiary.
 (8) Includes 1,700,000 shares of the Company's Common Stock held by the ECM Trust for which Mr. Bennett serves as co-trustee and shares voting and dispositive power over the shares of the Company's Common Stock. Mr. Bennett disclaims beneficial ownership of the shares of the Company's Common Stock held by the ECM Trust. Mr. Bennett's mailing address is c/o State Street Research & Management Company, One Financial Center, 31st Floor, Boston, MA 02110.
 (9) Includes 1,700,000 shares of the Company's Common Stock held by the ECM Trust for which Mr. Woodburn serves as co-trustee and shares voting and dispositive power over the shares of the Company's Common Stock. Mr. Woodburn disclaims beneficial ownership of the shares of the Company's Common Stock held by the ECM Trust. Mr. Woodburn's mailing address is c/o Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.
(10) Includes (i) 655,000 shares of the Company's Common Stock held by the SGM Trust, of which Ms. Doggett serves as co-trustee, and (ii) 580,000 shares of the Company's Common Stock held by the New Century Trust, of which Ms. Doggett serves as co-trustee. The shares of the Company's Common Stock held in the New Century Trust may be replaced at any time by the grantor, Mr. S. MacDonald, with property of equivalent value. The SGM Trust is revocable by the grantor, Mr. S. MacDonald. Ms. Doggett disclaims beneficial ownership of all of shares of the Company's Common Stock held by such trusts.
(11) Includes (i) 148,800 shares of the Company's Common Stock held by The Whitney E. MacDonald GST Trust-1997, (ii) 148,800 shares of the Company's Common Stock held by The Jonathan S. MacDonald GST Trust-1997, (iii) 148,800 of the Company's Common Stock shares held by The Robert C. MacDonald GST Trust-1997, (iv) 10,450 shares of the Company's Common Stock held by The Whitney E. MacDonald Gift Trust, (v) 10,450 shares of the Company's Common Stock held by The Jonathan S. MacDonald Gift Trust, and (vi) 10,450 shares of the Company's Common Stock held by The Robert
     C. MacDonald Gift Trust (together with The Whitney E. MacDonald Gift Trust and The Jonathan S. MacDonald Gift Trust, collectively, the "Gift Trusts"). Mr. R. MacDonald is the sole trustee of each of the aforementioned trusts and may be deemed to beneficially own all such shares of the Company's Common Stock. The 477,750 shares of the Company's Common Stock held by the GST Trusts and the Gift Trusts may be replaced at any time by Ms. S. MacDonald, the grantor, with property of equivalent value, all 477,750 shares of the Company's Common Stock of which Mr. R. MacDonald disclaims beneficial ownership.
(12) Includes 580,000 shares of the Company's Common Stock held by the New Century Trust, of which Mr. Roddy serves as co-trustee. The shares of the Company's Common Stock held by the New Century Trust may be replaced at any time by Mr. S. MacDonald, the grantor, with property of equivalent value, of which all 580,000 shares of the Company's Common Stock Mr. Roddy disclaims beneficial ownership. Mr. Roddy's mailing address is c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110.
(13) On a Form 4 filed with the Securities and Exchange Commission by Mr. Kaplan for the period ending February 29, 2000, Mr. Kaplan reported his beneficial ownership of 1,878,900 shares of the Company's Common Stock, and a mailing address which is P.O. Box 385, Leonia, New Jersey 07605.
(14) On a Schedule 13G filed with the Securities and Exchange Commission by Capital Group International, Inc. ("Capital Group") and Capital Guardian Trust Company ("Capital Guardian"), Capital Group and Capital Guardian reported its beneficial ownership of 788,500 shares of the Company's Common Stock. Capital Guardian, a wholly-owned subsidiary of Capital Group, is a bank as defined in Section 3(a)6 of the Act and is deemed to be the beneficial owner of 788,500 shares of the Company's Common Stock as a result of its serving as the investment manager of various institutional accounts. Capital Group does not have investment power or voting power over any of the securities reported herein; however, Capital Group may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. The mailing address of Capital Group and Capital Guardian is 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025.
(15) Each of Messrs. Doggett and Leydon holds options to purchase up to 3,000 shares of the Company's Common Stock, all of which are exercisable within 60 days and included in shares of the Company's Common Stock beneficially owned. Mr. Schiller and Mr. Crozier each holds an option to purchase up to 2,000 shares of the Company's Common Stock, all of which are exercisable within 60 days and included in shares of the Company's Common Stock beneficially owned.
(16) Mr. MacLellan holds options to purchase up to 114,980 shares of the Company's Common Stock, 77,352 of which are exercisable within 60 days and included in shares of the Company's Common Stock beneficially owned.
(17) Mr. Shea holds options to purchase up to 89,980 shares of the Company's Common Stock, 13,497 of which are exercisable within 60 days and are included in shares of the Company's Common Stock beneficially owned.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Company's executive officers and directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 1999 no person who was a director, officer or greater than 10% beneficial owner of the Company's Common Stock failed to file on a timely basis all reports required by Section 16(a).

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. All costs incurred with respect to the Annual Meeting will be borne by the Company.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2001 annual meeting must be received by the Company on or before December 15, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Secretary, Mac-Gray Corporation, 22 Water Street, Cambridge, Massachusetts 02141.

  Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2001 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than March 9, 2001, nor prior to January 24, 2001, together with all supporting documentation required by the By-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

  The firm of PricewaterhouseCoopers LLP served as the Company's independent public accountants for Fiscal 1999 and will serve in such capacity for Fiscal 2000. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                     MACCM-PS-00

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

______________________________________________________     1.  Election of Directors               For All   With-   For All
                                                                                                  Nominees   held     Except
                MAC-GRAY CORPORATION
------------------------------------------------------                  (01) Stewart G. MacDonald   [  ]     [  ]     [  ]
                                                                        (02) Eugene B. Doggett

                                                           NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).
CONTROL NUMBER:
RECORD DATE SHARES:
                                                           2.  In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


Please be sure to sign and date this Proxy.    Date
_______________________________________________________        Mark box at right if an address change or comment has     [  ]
                                                               been noted on the reverse side of this card.

Shareholder sign here                  Co-owner sign here


DETACH CARD                                                                                                             DETACH CARD

                                                       MAC-GRAY CORPORATION

        Please take note of the important information pertaining to the Company and the election of its directors enclosed with this
        Proxy Ballot. Please take time to read the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 24, 2000.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,

        Mac-Gray Corporation

                             MAC-GRAY CORPORATION
    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
            MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING

The undersigned stockholder(s) of Mac-Gray Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Mr. Stewart G. MacDonald and Mr. Michael J. Shea as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May 24, 2000 at 9:00 a.m. local time, at the Goodwin, Procter & Hoar LLP Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109 and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting as a holder of common shares of the Company, par value $.01 per share (the "Shares"), held of record by the undersigned on March 30, 2000, and otherwise to represent the undersigned at the meeting with all powers of the undersigned as if the undersigned were present and voting the Shares. The Board of Directors of the Company recommends a vote FOR the election of the nominees for director listed on the reverse side of this proxy card. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
_____________________________________   ________________________________________
_____________________________________   ________________________________________
_____________________________________   ________________________________________